Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-105873, 333-91464, 333-84720, 333-59248, 333-43160, 333-86649, 333-65051, 333-44265, 333-38025 and 033-94138) and Form S-3 (Nos. 333-84430 and 333-123823) of Harmonic Inc. of our report dated March 13, 2006, relating to the financial statements, financial statement schedule and management’s assessment of the effectiveness of internal control over financial reporting, which appears in this Form 10-K.
/s/ PRICEWATERHOUSECOOPERS LLP
San Jose, California
March 15, 2007